Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-198888, 333-201434 and 333-201436) and Form S-8 (File Nos. 333-176438, 333-183290 and 333-209614) of American Midstream Partners, LP of our reports dated June 29, 2016 with respect to the financial statements of Destin Pipeline Company, L.L.C., Okeanos Gas Gathering Company, LLC, and Tri-States NGL Pipeline, L.L.C. as of and for the year ended December 31, 2015 included in this Amendment No. 1 to the Current Report on Form 8-K/A.

/s/ Ernst & Young LLP
Chicago, Illinois

June 29, 2016